Exhibit 99.1

NEWS RELEASE

For Immediate Release
Contact: Susan Fisher 262-636-8434  s.h.fisher@na.modine.com

Modine Announces Quarterly Cash Dividend

Racine, WI, October 15, 2008 –Modine Manufacturing Company (NYSE: MOD), a diversified global leader in thermal management technology and solutions, announced today that its Board of Directors declared a regular quarterly cash dividend of $0.10 per share on outstanding common stock, payable December 5, 2008 to all shareholders of record as of November 21, 2008.

About Modine
With restated fiscal 2008 revenues of $1.9 billion, Modine specializes in thermal management systems and components, bringing highly engineered heating and cooling technology and solutions to diversified global markets. Modine products are used in light, medium and heavy-duty vehicles, heating, ventilation and air conditioning equipment, off-highway and industrial equipment, refrigeration systems, and fuel cells. The company employs approximately 7,900 people at 33 facilities worldwide in 15 countries.  For more information about Modine, visit www.modine.com.

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